Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 333-113528 and 333-114680 of Spectrum Sciences & Software Holdings Corp. on Form S-8 of our report, dated April 1, 2005, relating to the consolidated financial statements of M&M Engineering Limited for the period ended January 31, 2005 and the years ended June 30, 2004 and 2003 appearing in this Form 8K/A.
/s/BDO Dunwoody LLP
Toronto, Ontario
January 18, 2006